                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  April 3, 2002
                                                -------------------------------

                        Mariner Post-Acute Network, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

          Delaware                        001-10968             74-2012902
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(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
       Incorporation)                                       Identification No.)


                         One Ravinia Drive, Suite 1500
                             Atlanta, Georgia 30346
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code  (678) 443-7000
                                                   ----------------------------

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On March 25, 2002, the United States Bankruptcy Court for the District of Delaware (the "Court") held a hearing on confirmation of the Second Amended Joint Plan of Reorganization for Mariner Post-Acute Network, Inc. ("MPAN"), Mariner Health Group, Inc. ("MHG"), and their respective debtor affiliates (collectively, the "Debtors") dated February 1, 2002, as modified on March 25, 2002 for confirmation (the "Amended Plan"). The Order confirming the Amended Plan was entered on April 3, 2002. Under the terms of the Amended Plan, the Amended Plan will be effective on the first business day that all conditions precedent set forth in the Amended Plan have been satisfied or waived, currently anticipated to occur in May 2002; provided, however, that the Debtors may elect to defer the effective date for a period of up to 30 days beyond such time.

         In connection with the confirmation hearing, MPAN entered into a commitment letter for up to a $315 million senior exit credit facility (consisting of up to a $230 million term loan and up to a $85 million revolver) (the "Exit Facility"). The Exit Facility will be available to fund the Debtors' obligations under the Amended Plan and their ongoing operations following the effective date of the Amended Plan. The Debtors' expect to terminate their debtor in possession financing on the effective date of the Amended Plan.

         In addition to factors noted below, the consummation of the Amended Plan is subject to a number of material conditions including, without limitation, the negotiation and execution of definitive agreements for the Exit Facility. There can be no assurance that the Amended Plan will be consummated.

         The Amended Plan represents the consensual arrangement among the senior bank lenders under MPAN's prepetition senior credit facility (the "MPAN Senior Lenders") and MHG's prepetition senior credit facility (the "MHG Senior Lenders"), representatives of holders of senior subordinated notes issued by MPAN (the "MPAN Noteholders") and holders of senior subordinated notes issued by MHG (the "MHG Noteholders"), certain entities that provided secured financing with respect to certain facilities operated by the Debtors (together with other, similarly situated lenders, the "Project Debt Lenders"), the United States Department of Justice, acting on behalf of the Centers for Medicare and Medicaid Services (f/k/a the Health Care Financing Administration) and various other federal government agencies (collectively, the "Government") and the official committees of unsecured creditors in the Debtors' chapter 11 cases.

         The following is a summary of certain material provisions of the Amended Plan. The summary does not purport to be complete and is qualified in its entirety by reference to all provisions of the Amended Plan, including all exhibits and documents described therein, as filed with the Court and may otherwise be amended, modified or supplemented.


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         The Amended Plan provides for, among other things, the following distributions:

         MPAN Senior Lenders' Claims - The MPAN Senior Lenders will receive, among other things: (a) 79.63% of the Available Cash, (as defined in the Amended Plan); (b) 79.63% of the $150,000,000 principal amount second priority secured lender notes due 2009 (the "Second Priority Notes"); and (c) 76.44% of the Primary Effective Date Shares (as defined in the Amended Plan) of common stock of reorganized MPAN ("MPAN New Common Stock"). The Second Priority Notes will bear interest at a per anum rate of three-month LIBOR plus 550 basis points, with LIBOR being reset quarterly. Interest on the Second Priority Notes will be payable quarterly.

         MHG Senior Lenders' Claims - MHG Senior Lenders will receive, among other things: (a) 20.37% of the Available Cash; (b) 20.37% of the Second Priority Notes; (c) 19.56% of the Primary Effective Date Shares of MPAN New Common Stock; (d) $625,000 in cash on account of certain professional fees; and (e) the surrender, cash collateralization, or backing of all undrawn letters of credit issued pursuant to the MHG prepetition senior credit facility documents.

         Omega Healthcare Investors, Inc.'s Claims - The claims of Omega Health Care Investors, Inc. have been settled pursuant to an agreement the terms of which have been previously disclosed in "Item 7 - Management's Discussion and Analysis - Liquidity and Capital Resources
         - Omega Settlement" of the Transition Report on Form 10-K for the Transition Period from October 1, 2001 to December 31, 2001 filed with the Securities and Exchange Commission on March 21, 2002, a copy of which is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

         Project Debt Lenders' Claims - Two of the Project Debt Lenders' Claims are unimpaired under the terms of the Amended Plan and these Project Debt Lenders will receive treatment in accordance with the terms of their respective agreements with the Debtors. The Debtors have negotiated, or are in the process of negotiating, agreements in settlement of the claims made by five other Project Debt Lenders. Depending upon the terms of the applicable settlement agreements, and assuming that such settlements can be consummated, the Debtors may agree, among other things, to continue a financing arrangement on renegotiated terms, make cash payments on or about the effective date of the Amended Plan, or surrender their interest in the respective skilled nursing facility or other collateral securing the Project Debt Lender's claims. In connection with these settlements, on the effective date of the Amended Plan, the Debtors expect at this time on an aggregate basis to: (i) make cash payments of at least $12.5 million; (ii) issue promissory notes in the principal amount of at least $10.6 million; (iii) surrender their interest in approximately eight skilled nursing facilities and certain personal


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         property related thereto; and (iv) continue approximately three financing arrangements on renegotiated terms.

         The foregoing is a summary of the current state of negotiations with the Project Debt Lenders as of the date of this filing. There is no guarantee that the Debtors will be able to negotiate a final agreement or settlements as described above. In any event, the action taken by the Debtors in reaching settlements will be within the parameters of the Amended Plan, a copy of which is attached hereto as Exhibit 2.1.

         Secured Tax Claims - Each allowed Secured Tax Claim will be paid in full, on or about the later of (i) the date such Secured Tax Claim becomes allowed, or (ii) the effective date of the Amended Plan.

         Other Secured Claims - Holders of each allowed Other Secured Claims will, upon the later of (i) 60 days after the effective date of the Amended Plan or (ii) 15 days after the claim becomes allowed, be: (x) paid in full in cash; (y) satisfied through the return of collateral; or (z) cured and reinstated.

         Priority Tax Claims - These claims will be paid in full in cash, on or about the later of (i) the date such Priority Tax Claims become allowed, or (ii) the effective date of the Amended Plan.

         Other Priority Claims - These claims will be paid in full in cash, on or about the later of (i) the date such Other Priority Claims become allowed, or (ii) the effective date of the Amended Plan.

         MPAN and MHG United States Claims - The claims of the Government other than claims of the Internal Revenue Service and criminal claims, if any, will be settled through a Government settlement with the Company the terms of which have been previously disclosed in "Item 3 - Legal Proceedings" of the Transition Report on Form 10-K for the Transition Period from October 1, 2001 to December 31, 2001 filed by MPAN with the Securities and Exchange Commission on March 21, 2002, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

         MPAN General Unsecured Claims - Holders of such allowed claims will receive pro rata distributions of: (i) 399,078 shares of MPAN New Common Stock (approximately 2% of the Primary Effective Date Shares of MPAN New Common Stock to be issued in connection with the Amended
         Plan) and (ii) warrants, which will enable such holders to purchase an additional 376,893 shares of MPAN New Common Stock. Such warrants have a per share exercise price of $28.04 for a period of two years beyond the effective date of the Amended Plan (the "New MPAN Warrants").


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         MHG General Unsecured Claims - The holders of MHG general unsecured allowed claims will receive along with the holders of MHG Noteholder claims pro rata distributions of a cash fund, the amount of which shall be the lesser of (a) $7.5 million or (b) such amount as may be necessary to fund a 5% distribution.

         MPAN Noteholder Claims - Holders of such claims will receive pro rata distributions of (i) 399,078 shares of MPAN New Common Stock (approximately 2% of the Primary Effective Date Shares of MPAN New Common Stock to be issued in connection with the Amended Plan) and
         (ii) New MPAN Warrants exercisable for 376,893 shares of MPAN New Common Stock.

         MHG Noteholder Claims - Holders of such claims will receive pro rata distributions of the cash fund that will be established for MHG's general unsecured creditors.

         MPAN and MHG Punitive Damage Claims - Holders of MPAN and MHG Punitive Damage Claims will receive no distribution under the Amended Plan on account of such claims.

         Common Stockholder's Equity Interests and Claims - Holders of MPAN's existing common stock will receive no consideration on account of their existing equity interest or any claims relating thereto. All shares of MPAN's existing common stock and any options or warrants related thereto will be cancelled.

         Other Significant Provisions - Upon the effectiveness of the Amended Plan MPAN will amend and restated its charter and bylaws and change its name to "Mariner Health Care, Inc."

         The Board of Directors of reorganized MPAN will consist of seven members. The following individuals have been designated to serve as Directors as of the date of this filing: Patrick H. Daugherty of Highland Capital Management, L.P., Earl P. Holland, former Vice Chairman and COO for Health Management Associates, Inc., Mohsin Y. Meghji of Loughlin Meghji & Company, M. Edward Stearns of Foothill Capital Corporation and C. Christian Winkle, the current President and Chief Executive Officer of MPAN.

         As of the date hereof there were approximately 73,688,379 shares of MPAN's common stock issued and outstanding. As indicated above, under the terms of the Amended Plan, all of these shares will be cancelled. It is anticipated that the number of fully-diluted shares of MPAN New Common Stock required to be issued by MPAN under the terms of the Amended Plan (including shares issuable upon the exercise of warrants to be issued to unsecured creditors and options to be issued to management) will be approximately 20,000,000.


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         The Mariner Health Care, Inc. 2002 Stock Incentive Plan (the "2002
         Plan") was approved under the Amended Plan for the purpose of making equity based incentive awards to the management of reorganized MPAN. The 2002 Plan provides for awards in the form of qualified and non-qualified stock share awards. It is expected that all of the awards made under the 2002 Plan will be in the form of option grants. A total of 1,980,000 shares of MPAN New Common Stock will be reserved for issuance under the 2002 Plan. The Compensation Committee of the Board of Directors of reorganized MPAN will administer the 2002 Plan.

         For financial information regarding the assets and liabilities of MPAN, refer to MPAN's Annual Report on Form 10-K for the year ended September 30, 2001 and Transition Report on Form 10-K, for the Transition Period from October 1, 2001 to December 31, 2001. As of February 28, 2002, MPAN had total assets valued at approximately $1,312,010,000 and total liabilities of approximately $2,794,376,000. Upon emergence from the chapter 11 proceeding, MPAN will adopt "fresh start" accounting. Generally, MPAN will restate all assets and liabilities at their respective fair values based upon the terms of the Amended Plan. MPAN has not determined the impact of fresh start accounting on its historical consolidated financial statements.

         Information provided herein by MPAN contains, and from time to time MPAN may disseminate materials and make statements which may contain "forward-looking" information, as that term is defined by the Private Securities Litigation Reform Act of 1995 (the "Act"). The forward looking statements made herein, are qualified in their entirety by these cautionary statements, which are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act.

         MPAN cautions investors that any forward-looking statements made by MPAN are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, the following:

         (i) There can be no assurance that all of the conditions precedent to the effectiveness of the Amended Plan will be satisfied or waived, such that the Amended Plan may become effective.

         (ii) There can be no assurance that the Amended Plan or any other plan of reorganization confirmed in connection with MPAN's bankruptcy proceedings will allow MPAN to operate profitably or give MPAN sufficient liquidity to meet its operational needs.


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         (iii)    There can be no assurance regarding MPAN's ability to close the Exit Facility or the terms of, and any future borrowing availability under the Exit Facility.

         (iv) MPAN may have difficulty in attracting patients as a result of its bankruptcy filings.

         (v) MPAN may have difficulty in attracting and retaining key executives and other healthcare personnel as a result of its bankruptcy filings.

         (vi) MPAN may be subject to increased regulatory oversight as a result of the Debtors' bankruptcy filings, its Corporate Integrity Agreement and other regulatory actions.

         (vii) In recent years, an increasing number of legislative proposals have been introduced or proposed by Congress and in some state legislatures which would effect major changes in the healthcare system. MPAN cannot predict the type of healthcare reform legislation which may be proposed or adopted by Congress or by any state legislature. Accordingly, MPAN is unable to assess the effect of any such legislation on its business. There can be no assurance that any such legislation will not have a material adverse impact on the future growth, revenues, and net income of MPAN.

         (viii) MPAN derives a substantial portion of its revenue from Medicaid and Medicare. These programs are highly regulated and subject to frequent and substantial changes. There can be no assurance that statutory or regulatory changes will not impose substantially higher costs of providing care and administering facilities and reduce reimbursement below a level sufficient to cover costs.

         (ix) MPAN also derives a substantial portion of its revenue from private third-party payors, such as commercial insurance companies and health maintenance organizations. These private payors have undertaken cost containment measures designed to limit payments to healthcare providers. There can be no assurance that payments under private third-party payor programs will be sufficient to cover the costs allocable to patients eligible for reimbursement. MPAN cannot predict whether or what cost containment measures will be adopted in the future or, if adopted and implemented, what effect, if any, such proposals might have on the operations and financial condition of MPAN.

         (x) MPAN is subject to extensive federal, state and local regulations governing licensure, conduct of operations at existing facilities, construction of new facilities, purchase or lease of existing facilities, addition of new services, certain capital expenditures, cost containment and reimbursement for services rendered. The failure to obtain or renew required regulatory approvals or licenses,


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         the failure to comply with applicable regulatory requirements, the delicensing of facilities owned, leased or managed by MPAN or the disqualification of MPAN from participation in certain federal and state reimbursement programs, or the imposition of enforcement sanctions could have a material adverse effect upon the operations and financial condition of MPAN.

         (xi) There can be no assurance that an adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, will not have a material adverse effect on MPAN's operations or financial position.

         (xii) There can be no assurance that MPAN can continue to obtain insurance coverage on terms and in amounts similar to that currently maintained without paying substantially higher premiums, or that such current or future coverage will be adequate to satisfy adverse determinations against MPAN.

         (xiii) MPAN may experience additional staffing needs in order to comply with various Medicaid programs and wages of nursing staff and other healthcare personnel may increase due to shortages of qualified employees.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of businesses acquired.

                        Not applicable.

         (b)      Pro Forma Financial Information.

                        Not applicable.


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


         (c)      Exhibit No.       Description
                  -----------       -----------
                  2.1               Second Amended Joint Plan of Reorganization for Mariner Post-Acute
                                    Network, Inc., Mariner Health Group, Inc., and their respective
                                    Debtor Affiliates, dated February 1, 2002 (as modified on March 25,
                                    2002 for Confirmation).

                  2.2               Findings of Fact, Conclusions of Law and Order Confirming Debtors'
                                    Joint Plan of Reorganization, as signed by the United States
                                    Bankruptcy Court for the District of Delaware on April 3, 2002 and
                                    entered on the docket of the United States Bankruptcy Court for the
                                    District of Delaware in the Chapter 11 Cases of MPAN and its
                                    affiliates (other than MHG and its affiliates) on April 3, 2002.

                  2.3               Findings of Fact, Conclusions of Law and Order Confirming Debtors'
                                    Joint Plan of Reorganization, as signed by the United States
                                    Bankruptcy Court for the District of Delaware on April 3, 2002 and
                                    entered on the docket of the United States Bankruptcy Court for the
                                    District of Delaware in the Chapter 11 Cases of MHG and its
                                    affiliates (other than MPAN and its affiliates) on April 3, 2002.

                  99.1              Press Release dated April 10, 2002 announcing confirmation of the
                                    Amended Plan.

                  99.2              Transition Report on Form 10-K for the Transition Period from
                                    October 1, 2001 to December 31, 2001 filed by Mariner Post-Acute
                                    Network, Inc. with the Securities and Exchange Commission on March
                                    21, 2002.


                  [Remainder of page intentionally left blank]


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MARINER POST-ACUTE NETWORK, INC.


Date: April 17, 2002                By:         /s/ Stefano M. Miele
                                       ----------------------------------------
                                       Name:  Stefano M. Miele
                                       Title:    Senior Vice President


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                                 EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------
2.1               Second Amended Joint Plan of Reorganization for Mariner Post-Acute
                  Network, Inc., Mariner Health Group, Inc., and their respective
                  Debtor Affiliates, dated February 1, 2002 (as modified on March 25,
                  2002 for Confirmation).

2.2               Findings of Fact, Conclusions of Law and Order Confirming Debtors'
                  Joint Plan of Reorganization, as signed by the United States
                  Bankruptcy Court for the District of Delaware on April 3, 2002 and
                  entered on the docket of the United States Bankruptcy Court for the
                  District of Delaware in the Chapter 11 Cases of MPAN and its
                  affiliates (other than MHG and its affiliates) on April 3, 2002.

2.3               Findings of Fact, Conclusions of Law and Order Confirming Debtors'
                  Joint Plan of Reorganization, as signed by the United States
                  Bankruptcy Court for the District of Delaware on April 3, 2002 and
                  entered on the docket of the United States Bankruptcy Court for the
                  District of Delaware in the Chapter 11 Cases of MHG and its
                  affiliates (other than MPAN and its affiliates) on April 3, 2002.

99.1              Press Release dated April 10, 2002 announcing confirmation of the
                  Amended Plan.

99.2              Transition Report on Form 10-K for the Transition Period from
                  October 1, 2001 to December 31, 2001 filed by Mariner Post-Acute
                  Network, Inc. with the Securities and Exchange Commission on March
                  21, 2002.


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